Exhibit 99.1

Cinergy Ventures Becomes Strategic Investor in Electric City Along with Existing Investors Who Make Follow-On Investment

ELK GROVE VILLAGE, Ill., July 2, 2003 /PRNewswire/ — Electric City Corp. (Amex: ELC), announced today that it recently closed on the sale of securities to Cinergy Ventures II, LLC along with two of its existing strategic investors raising a total of $1,500,000 in preferred stock.  Cinergy Ventures II, LLC is a wholly owned subsidiary of Cinergy Corp. (NYSE:CIN) — a diversified energy  company based in Cincinnati, Ohio, with over $13 billion in assets.  Cinergy Ventures combined with two of Electric City’s existing strategic investors, SF Capital and Mr. Richard Kiphart to purchase preferred stock directly from  the Company and to purchase other preferred stock holdings in a private transaction.    The terms of the new issuance are similar to the $16 million issuance the Company closed in September 2001 with a group of strategic investors that included Newcourt Capital USA, a subsidiary of CIT, Duke Capital Partners, LLC, a wholly-owned subsidiary of Duke Energy, EP Power Finance, LLC, a wholly-owned subsidiary of El Paso Corporation and affiliates of Morgan Stanley Dean Witter.

“We are extremely proud to add Cinergy Ventures to the group of prestigious, strategic investors who have placed their confidence in our business plan since September of 2001,”  stated John Mitola, “With this transaction, Cinergy Ventures becomes one of our largest strategic investors through their purchase of stock from the Company and through the private purchase of stock from existing preferred investors.  With this transaction, we gained a new lead energy investor in Cinergy Ventures, saw two of our existing investors exercise their options to participate, and provided an additional $1,500,000 in corporate funding.”

“Cinergy Venture’s decision to invest in Electric City followed an extensive evaluation process and represents the third leading energy company to make an investment in our Company,” added Mitola.  “Cinergy Ventures is one of the most active venture funds in the sector and is invested in many of the leading power technology companies.  They have studied our long-term plan and decided that an investment in Electric City fits their return objectives and brings with it several possible business development initiatives across their investments and at their utility holdings.”

“We have been monitoring Electric City’s growth from within the industry for a couple of years ,” stated Kevin Kushman, Managing Director, Cinergy Ventures.  “With Electric City’s recent launch of their first, $25 million Virtual “Negawatt” Power system with ComEd, we decided the time was perfect to make a strategic investment. Since the utility industry expects continued pressure from environmental legislation, volatile natural gas prices and capital constraints, we believe Electric City’s ability to deliver meaningful capacity from within a utility’s customer base is critical and will lead to the expansion of the VNPP™ program.  In addition, we believe Electric City’s technology has several integration opportunities with our other portfolio companies.

Follow-on preferred equity investments in Electric City have been made on  similar terms to the Company’s Series A preferred stock transaction that closed in 2001.  In this round, the investors purchased a package of securities that included 150,000 shares of Series D Convertible Preferred Stock, 22,562 shares of its common stock, warrants to purchase 37,500 additional shares of its Series D Preferred warrants to purchase 210,938 additional shares of its common stock for an aggregate price of $1,500,000.  The Series D Convertible Preferred Stock is convertible into common stock at the rate of ten shares of common stock to each share of Series D Preferred Stock.  The Series D Warrants are initially exercisable at $10.00 per share and have a term of one year from the date of issuance.  The Common Stock Warrants are initially exercisable at $1.00 per share and have a term of four years.  The investors also entered into a stock  trading agreement for large investors, which among other things, places restrictions on the number of shares they can sell at any give time under certain conditions.  Preferred investors can only begin to trade their position in the public market following a minimum initial hold period and only if ELC stock is trading over $4 per share along with a daily volume averaging 150,000 shares per day.

Mr. Kiphart, the head of Corporate Finance at William Blair and Company, has made previous private investments in ELC including $2 million in June 2002, when he purchased shares of the Company’s Series C Convertible Preferred Stock.  SF Capital Partners has also made a previous investment in Electric City when it made a $1 million investment in February, 2003.  The round also involved two other existing investors, Mr. David Asplund, board member of Electric City and President of Delano Group Securities, LLC, an investment banking firm based in Chicago, IL and Mr. J. Thomas Hurvis, Chairman of Old World Industries, Inc., a privately held global company which markets and sells automotive parts and chemical products.

“In addition to this round being led by Cinergy Ventures, we are very pleased that other strategic investors including SF and Mr. Kiphart decided to exercise their rights to purchase additional ELC stock,” added Mitola.  “We believe their decision to make this follow-on investment sends a clear message related to their confidence in the future of ELC, our EnergySaver technology and our Virtual “Negawatt” Power development.  While we have consistently stated our desire to provide corporate funding in a methodical manner and we will always work to protect our balance sheet, we expect this round may be one of our last as we approach profitability.”

For additional information regarding this transaction please see the Company’s Current Report on Form 8-K.

About Cinergy Ventures

Cinergy Ventures, LLC is the private equity investing unit of Cinergy Corp., one of the nation’s largest diversified energy companies, headquartered in Cincinnati, Ohio.  Cinergy Ventures was founded in 2000 and now manages a portfolio of over $175 million in energy technology and related investments.

Cinergy Corp. Media Contact: Steve Brash (513) 287-2226

About Electric City

Electric City is a leading developer, manufacturer and integrator of energy savings technologies and custom electric switchgear and building automation systems.  The Company currently markets the EnergySaver™, the GlobalCommander™ and LightMaster™ energy conservation technologies, as well as its proprietary Total Primary Power Package (TP3) switchgear and a full line of Building Automation Systems.  Electric City is based in Elk Grove Village, Illinois and is traded on The American Stock Exchange under the symbol ELC.  Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.

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Investor Relations Contact:  Glen Akselrod, The Stockpage, 800-797-5683, glen@thestockpage.com

Media Contacts:

Julie Shepherd, 847-669-0633, Julie@accentuatePR.com

FORWARD LOOKING STATEMENTS

This news release includes forward-looking statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “we are confident” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2003 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation, the Company’s growth expectations and ongoing funding requirements, and specifically, the Company’s growth prospects with scalable customers, and those outlined above. Other risks include the Company’s limited operating history, the Company’s history of operating losses, consumers’ acceptance, the Company’s use of licensed technologies, risk of increased competition, the potential need for additional financing, the terms and conditions of any financing that is consummated, the limited trading market for the Company’s securities, the possible volatility of the Company’s stock price, the concentration of ownership, and the potential fluctuation in the Company’s operating results.